As filed with the Securities and Exchange Commission on July 1, 1999

                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

                             Registration Statement
                        Under The Securities Act of 1933

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)


                    Delaware                            7372
          (State or other jurisdiction      (Primary Standard Industrial
        of incorporation or organization)    Classification Code Number)

                                   47-0772104
                      I.R.S. Employer Identification No.)


                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101
   (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------
                 David P. Stokes, General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101
 (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                Neal A. Klegerman
                                Baker & McKenzie
                              One Prudential Plaza
                             Chicago, Illinois 60601
                                 (312) 861-8000
                      ------------------------------------

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If  the  securities   being  registered  on  this  Form  are  being  offered  in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE

================================= ======================= ===================== ==================== ===============
         Title of each                                      Proposed maximum     Proposed maximum
            Class of                      Amount             offering price          aggregate         Amount of
          Securities to                    to be              per unit (1)       offering price (1)   registration
          be registered                 registered                                                        fee
================================= ======================= ===================== ==================== ===============
     Class A Common Stock,           2,500,000 shares            $ 36.53             $91,325,000        $25,390
     par value $0.005 per share
================================= ======================= ===================== ==================== ===============

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of Transaction Systems Architects, Inc. Class A Common Stock on June 24, 1999, as reported on the Nasdaq National Market.

                      ------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to completion, dated July 1, 1999

Prospectus

                                2,500,000 Shares
                      Transaction Systems Architects, Inc.
                              Class A Common Stock

                      ------------------------------------

         We may use this prospectus to offer and sell up to 2,500,000 shares of our Class A Common Stock at various times in connection with acquisitions of other businesses or properties, or interests therein. The shares covered by this prospectus may be issued in exchange for assets or shares of capital stock, partnership interests, or other interests in other companies.

         We expect that the specific terms of each acquisition in which the shares will be issued will be determined by negotiations with the owners or other controlling persons of the business involved or, in the case of an entity that is more widely held, through an exchange offer to stockholders or documents soliciting stockholder approval of a merger, consolidation, plan of share exchange, or sale of assets. We also expect that the shares covered by this prospectus that are issued will be valued at prices reasonably related to market prices either at the time the terms of an acquisition are agreed upon or at or about the time of delivery of such shares.

         We do not expect that underwriting discounts or commissions will be paid in connection with the issuances of the shares under this prospectus. However, brokers' commissions or finders' fees may be paid from time to time in connection with certain acquisitions. Any person receiving these fees may be deemed an underwriter within the meaning of the Securities Act of 1933, and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The Class A Common Stock is listed on the Nasdaq National Market under the symbol "TSAI." The closing market price of the Class A Common Stock on June 30, 1999 was $39 per share.

                      ------------------------------------

Investing in the Class A Common Stock issued under this prospectus involves risk. Before making any investment in our company, you should consider carefully the risk factors beginning on page 3.

                      ------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      ------------------------------------

               The date of this prospectus is ________ __, 1999.

         You should rely only on the information provided in this prospectus or incorporated into it by reference. No person has been authorized to provide you with different information. Transaction Systems Architects is not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

                      ------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE . . . . . . . 6

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .8

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8


         This prospectus incorporates important business and financial information about Transaction Systems Architects that is not included in or delivered with the prospectus. You may obtain a copy of this information, at no cost, by writing or telephoning us at:

                  David P. Stokes
                  General Counsel and Secretary
                  Transaction Systems Architects, Inc.
                  224 South 108th Avenue
                  Omaha. Nebraska 68154
                  (402) 334-5101

To obtain timely delivery, you must request the information no later than five business days before the date you make your investment decision.

                                  RISK FACTORS

         In  addition  to the  other  information  in  this  prospectus  and the prospectus supplement, if any, and information incorporated herein by reference, the following risk factors should be considered carefully in evaluating TSA and its business before purchasing the Class A Common Stock offered by this prospectus. Unless the context requires otherwise, as used in this prospectus, "TSA" means Transaction Systems Architects, Inc. and all of its subsidiaries.

TSA is dependent on its BASE24 products

         TSA has derived a substantial majority of its total revenues from licensing its BASE24 family of software products and providing services and maintenance related to those products. The BASE24 products and related services and maintenance are expected to provide the majority of TSA's revenues in the foreseeable future. TSA's results will depend upon continued market acceptance of its BASE24 products and related services as well as TSA's ability to continue to adapt and modify them to meet the changing needs of its customers. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on TSA's financial condition and results of operations.

TSA is subject to risks of conducting international operations

         TSA has derived a majority of its total revenues from sales to customers outside the United States. International operations generally are subject to certain risks, including:

         o  difficulties in staffing and management,

         o  reliance on independent distributors,

         o  fluctuations in foreign currency exchange rates,

         o  compliance with foreign regulatory requirements,

         o  variability of foreign economic conditions, and

         o  changing restrictions imposed by U.S. export laws.

There can be no assurance that TSA will be able to manage the risks related to selling its products and services in international markets.

TSA is dependent on the banking industry

         TSA's business is concentrated in the banking industry, making TSA susceptible to a downturn in that industry. For example, a decrease in bank spending for software and related services could result in a smaller overall market for electronic payment software. Furthermore, banks are continuing to consolidate, decreasing the overall potential number of buyers for TSA's products and services. These factors as well as others negatively affecting the banking industry could have a material adverse effect on TSA's financial condition and results of operations.

TSA's future results depend on the success of Compaq and TSA's relationship with Compaq

         Historically, TSA has derived a substantial portion of its total revenues from the licensing of software products that operate on Compaq computers. TSA's BASE24 product line as well as TSA's CoACH and MoneyNet products run exclusively on Compaq computers. The BASE24 product line is expected to provide a majority of TSA's revenues in the foreseeable future. TSA's future results depend on market acceptance of Compaq computers and the financial success of Compaq. Any reduction in demand for these computers or in Compaq's ability to deliver products on a timely basis could have a material adverse effect on TSA's financial condition and results of operations.

         Although TSA has several written agreements with Compaq, none of those agreements governs the primary relationship between TSA and Compaq, which is that TSA's major product line, BASE24, runs exclusively on Compaq computers. The cooperation and past affiliation between TSA and Compaq have facilitated TSA's ability to develop and market Compaq-compatible products. However, this cooperation is not mandated by contract. The cessation of such cooperation would adversely affect TSA's business. None of TSA's agreements with Compaq would protect TSA if Compaq's cooperation ceased or if Compaq were unable to deliver products on a timely basis. The written agreements cover such discrete matters as funding of market development efforts.

TSA must manage its growth effectively

         TSA is experiencing a period of growth which is placing demands on its managerial and operations resources. TSA's inability to manage its growth effectively or to maintain its current level of growth could have a material adverse effect on its financial condition and results of operations.

TSA may not be able to attract and retain key personnel

         TSA's success depends on certain of its executive officers, the loss of one or more of whom could have a material adverse effect on TSA's financial condition and results of operations. None of TSA's U.S.-based executive officers is a party to an employment agreement. TSA believes that its future success also depends on its ability to attract and retain highly-skilled technical, managerial and marketing personnel, including, in particular, additional personnel in the areas of research and development and technical support. Competition for personnel is intense. There can be no assurance that TSA will be successful in attracting and retaining the personnel it requires.

The market for electronic payment software and services is highly competitive

         Many applications software vendors offer products that are directly competitive with BASE24 and other products of TSA. TSA also experiences competition from software developed internally by potential customers and experiences competition for its consulting services from professional services organizations. In addition, processing companies provide services similar to those made possible by TSA's products. Many of TSA's current and potential competitors have significantly greater financial, marketing, technical and other competitive resources than TSA. Current and potential competitors, including providers of transaction-based software, processing, or professional services, may establish cooperative relationships with one another or with third parties to compete more effectively against TSA. It is also possible that new competitors may emerge and acquire market share. In either case, TSA's financial condition and results of operations could be adversely affected.

TSA's future success depends on its ability to timely develop and market product enhancements and new products

         The market for software in general is characterized by rapid change in computer hardware and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. TSA believes that its future success depends upon its ability to enhance its current applications and develop new products that address the increasingly complex needs of customers. In particular, TSA believes that it must continue to respond quickly to users' needs for additional functionality and multi-platform support. The introduction and marketing of new or enhanced products requires TSA to manage the transition from current products in order to minimize disruption in customer purchasing patterns. There can be no assurance that TSA will continue to be successful in the timely development and marketing of product enhancements or new products that respond to technological advances, that its new products will adequately address the changing needs of the domestic and international markets or that it will successfully manage the transition from current products.

         TSA is continually developing new products, product versions and individual features within a large, complex software system. Development projects can be lengthy and are subject to changing requirements, programming difficulties and unforeseen factors which can result in delays in the introduction of new products and features. Delays could have a material adverse effect on TSA's financial condition and results of operations.

         In addition, new products, versions or features, when first released by TSA, may contain undetected errors that, despite testing by TSA, are discovered only after a product has been installed and used by customers. To date, undetected errors have not caused significant delays in product introduction and installation or required substantial design modifications. However, there can be no assurance that TSA will avoid problems of this type in the future.

         A majority of TSA's  license fee revenue is  generated  by licenses for software products designed to run on Compaq's fault-tolerant mainframe computers. TSA has developed, and continues to develop, certain products for other platforms. However, revenues from these products have not been significant to date. There can be no assurance that TSA will be successful in selling these software products or other products under development. TSA's failure in this regard could have a material adverse effect on its financial condition and results of operations.

TSA is dependent on proprietary technology

         TSA relies on a combination of trade secret and copyright laws, nondisclosure and other contractual and technical measures to protect its proprietary rights in its products. There can be no assurance that these provisions will be adequate to protect its proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although TSA believes that its intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against TSA.

Fluctuations in quarterly operating results may result in volatility in TSA's stock price

         TSA's quarterly revenues and operating results may fluctuate depending on the timing of executed contracts, license upgrades and the delivery of contracted business during the quarter. In addition, quarterly operating results may fluctuate due to the extent of commissions associated with third party product sales, timing of TSA's hiring of additional staff, new product development and other expenses. No assurance can be given that operating results will not vary due to these factors.

Customers may cancel contracts

         TSA derives a substantial portion of its total revenues from maintenance fees and monthly software license fees pursuant to contracts which the customer has the right to cancel. A substantial number of cancellations of these maintenance or monthly license fee contracts would have a material adverse effect on TSA's financial condition and results of operations.

TSA's stock price may be volatile

         The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the high technology sector, which have often been unrelated to the operating performance of particular companies. Any announcement with respect to any variance in revenue or earnings from levels generally expected by securities analysts for a given period could have an immediate and significant effect on the trading price of the Class A Common Stock. In addition, factors such as announcements of technological innovations or new products by TSA, its competitors or other third parties, as well as changing market conditions in the computer software or hardware industries, may have a significant impact on the market price of the Class A Common Stock.

TSA's charter contains provisions that may affect changes in control

         TSA's  Certificate  of  Incorporation   contains  provisions  that  may
discourage acquisition bids for TSA. The effect of such provisions may be to limit the price that investors might be willing to pay in the future for shares of the Class A Common Stock.

TSA's acquisition strategy involves numerous risks and challenges

         TSA has expanded and will seek to continue to expand its operations through the acquisition of additional businesses that complement it's core skills and have the potential to increase it's overall value. TSA's future growth may depend, in part, upon the continued success of its acquisition strategy. TSA may not be able to successfully identify and acquire, on favorable terms, compatible businesses. Acquisitions involve many risks, which could have a material adverse effect on TSA's business, financial condition and results of operations, including:

          o   Acquired  businesses  may  not  achieve   anticipated   revenues,
              earnings or cash flow;

          o Integration of acquired businesses and technologies may not be successful and TSA may not realize anticipated economic, operational and other benefits in a timely manner, particularly if TSA acquires a business in a market in which TSA has limited or no current expertise or with a corporate culture different from TSA's;

          o   Potential dilutive effect on TSA's  stockholders  from   continued
              issuance of Common Stock as consideration for acquisitions;

          o Adverse effect on net income of amortization expense related to goodwill and other intangible assets and other acquisition-related charges, costs and expenses on net income;

          o   Competing  with  other  companies,  many of  which  have  greater financial  and other  resources  to acquire  attractive  companies
              makes  it  more  difficult  to  acquire   suitable   companies  on
              acceptable terms; and

          o   Disruption   of   TSA's   existing   business,   distraction   of
              management and other resources and difficulty in maintaining TSA's current business standards, controls and procedures.

TSA's Year 2000 program may not be successful

         TSA's business could be adversely affected by Year 2000 related problems. Year 2000 problems may arise in computer equipment and software, as well as embedded electronic systems, because of the way these systems are programmed to interpret certain dates that will occur around the change in century. Many existing computer programs were designed and developed using or reserving only two digits in date fields to identify the century, without considering the ability of the program to properly distinguish the upcoming century change in the Year 2000.

         Management has initiated a Company-wide Year 2000 program to analyze:

         o  software developed by TSA which is licensed to customers;

         o  information   technology  systems  utilized  by  TSA  consisting  of
         applications   developed   in-house  and  purchased  from  third  party
         suppliers; and

         o non-information technology systems and embedded technology which are integral components of the infrastructure of TSA.

         There could be a material adverse effect on the financial condition and results of operations of TSA if the actions taken by TSA to mitigate its risk associated with the Year 2000 prove to be inadequate. Risk factors include, without limitation:

         o the failure of existing or future customers to achieve Year 2000 compliance;

         o the failure of computer hardware system providers on which TSA and its customers rely or other vendors or service providers of TSA or its customers to timely achieve Year 2000 compliance;

         o TSA's products and systems not containing all necessary date code changes;

         o the failure of TSA's analysis and testing to detect operational problems in information technology and non-information technology systems utilized by TSA or in TSA's products or services, whether such failure results from the technical inadequacy of TSA's validation and testing efforts, the technological unfeasibility of testing certain non-information technology systems, and the unavailability of customers or other third parties to participate in testing;

         o potential litigation arising out of Year 2000 issues, with respect to providers of software and related technical and consulting services such as TSA generally, and particularly in light of the numerous interfaces between TSA's products and products and systems of third parties which are required to successfully utilize TSA's products which could involve TSA in expensive, multiple party litigation even though TSA may have no responsibility for the alleged problem; and

         o the failure to timely implement a contingency plan to the extent Year 2000 compliance is not achieved.

                                  THE COMPANY

         TSA develops, markets, installs and supports a broad line of software products and services primarily focused on facilitating electronic payments and electronic commerce. TSA's software products are used to process transactions involving automated teller machines (ATM), point-of-sale (POS) terminals, credit cards, debit cards, smart cards, checks, manned teller devices, remote banking, wire transfers and automated clearing house (ACH) functions. TSA's products and services assist customers in operating large, complex networks performing such functions as transaction authorization, transaction routing, debit and credit card management, transaction settlement and reporting.

         Additional information concerning TSA is included in TSA's documents filed with the SEC, which are incorporated herein by reference. See "Where You Can Find More Information; Incorporation by Reference."

         The principal executive offices of TSA are located at 224 South 108th Avenue, Omaha, Nebraska 68154, and its telephone number is (402) 334-5101.


         WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (upon the payment of fees prescribed by the SEC) any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 0549), New York, New York (7 World Trade Center, Suite 1300
10048), and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important business, financial and other information in our filings by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate into this prospectus by reference the following documents and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

         o Annual Report on Form 10-K/A for the fiscal year ended September 30, 1998;
         o Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999;and
         o The description of our Class A Common Stock contained in our registration statement on Form 8-A that we filed with the SEC on January 11, 1995 under the Securities Exchange Act, including any amendment or reports that we file for the purposes of updating this description.

         This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC relating to the shares of Transaction Systems Architect's Class A Common Stock offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information contained in that registration statement and its accompanying exhibits and schedules which we have also filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are available at the SEC's public reference rooms or through its EDGAR database on the internet.

         You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  David P. Stokes
                  General Counsel and Secretary
                  Transaction Systems Architects, Inc.
                  224 South 108th Avenue
                  Omaha. Nebraska 68154
                  (402) 334-5101

         To ensure timely delivery of these materials, you should make any request no later than five business days prior to the date on which you must make your investment decision.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, any prospectus supplement and the documents we incorporate by reference may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, all of which are subject to risks, uncertainties and assumptions. We wish to ensure that such statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act. Statements other than statements of existing or historical fact we make in this prospectus, any prospectus supplement or the documents we incorporate by reference are forward-looking. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "forecasts," "projects," and similar expressions identify forward-looking statements. However, the absence of these words does not mean a statement is not forward-looking. Actual results may differ materially from those in forward-looking statements due to many factors, including those set forth above in "Risk Factors" or in documents we incorporate by reference. We operate in a rapidly changing and evolving business involving electronic commerce and payments, and new risk factors will likely emerge. We cannot predict or identify all important risk factors.

                                 LEGAL MATTERS

         The validity of the Class A Common Stock offered pursuant to this prospectus will be passed upon for TSA by Baker & McKenzie, Chicago, Illinois.

                                    EXPERTS

         The financial statements and schedule incorporated by reference in this prospectus to TSA's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, are included herein in reliance upon the authority of said firm as experts in giving said reports.

         Future financial statements and schedules of TSA and the reports thereon of TSA's independent public accountants also will be incorporated by reference in this prospectus in reliance upon the authority of those accountants as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                      ------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article Tenth of the Amended and Restated Certificate of Incorporation of TSA provides that TSA, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits TSA to provide broader indemnification rights than such law permitted TSA to provide prior to such amendment), to indemnify a director or officer of TSA or a person who is or was serving at the request of TSA as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to a civil, criminal, administrative or investigative proceeding (an "indemnified person"). Article Tenth also provides that expenses incurred by an indemnified person will be paid in advance by TSA; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnified person incurred in his or her capacity as a director or officer shall be made only if TSA receives an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses.

         Under a registration rights agreement between TSA and certain of its stockholders, TSA agreed to indemnify each stockholder selling his or her shares thereunder in connection with any losses, claims, damages or liabilities arising out of certain acts or omissions of TSA. Under an agreement with the purchasers of TSA's Senior Convertible Preferred Stock and warrants, TSA indemnified the purchasers with respect to any misrepresentation or breach of any representation or warranty or noncompliance with any conditions or other agreements given or made in connection with the agreement or the transactions contemplated therein.

Item 21. Exhibits and Financial Statement Schedules

         A.       Exhibits

Exhibit
Number            Description
--------          -------------------

4.01(1)           Form of Common Stock Certificate
5.01              Opinion of Baker & McKenzie
23.01             Consent of Independent Public Accountants
23.02             Consent of Baker & McKenzie (included in opinion filed as
                  Exhibit 5.01)
24.01             Power of Attorney (contained in Signature Page)

----------------------------
(1) Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.


Item 22. Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
         10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 1st day of July, 1999.

                                       TRANSACTION SYSTEMS ARCHITECTS, INC.

                                       By:   /s/   William E. Fisher
                                       -------------------------------------
                                                   William E. Fisher
                                                   Chief Executive Officer,
                                                   President and Director

                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint William E. Fisher, Gregory J. Duman, David P. Stokes and Dwight G. Hanson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-4, including any post-effective amendments, and any additional Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all instruments necessary or advisable in connection therewith, with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                         Title                           Date
        ----                         -----                           ----

/s/ William E. Fisher         Chief Executive Officer,            July 1, 1999
----------------------        President, and Director
William E. Fisher             (Principal Executive Officer)

/s/ Gregory J. Duman          Chief Financial Officer             July 1, 1999
----------------------        (Principal Financial Officer)
Gregory J. Duman

/s/ Dwight G. Hanson          Vice President                      July 1, 1999
----------------------        (Principal Accounting Officer)
Dwight G. Hanson

/s/ David C. Russell          Director                            July 1, 1999
----------------------
David C. Russell

/s/ Promod Haque              Director                            July 1, 1999
----------------------
Promod Haque

/s/ Charles E. Noell, III     Director                            July 1, 1999
-------------------------
Charles E. Noell, III

/s/ Jim D. Kever              Director                            July 1, 1999
----------------------
Jim D. Kever

/s/ Larry G. Fendley          Director                            July 1, 1999
----------------------
Larry G. Fendley

                                 Exhibit Index

Exhibit
Number            Description
-------           -------------------

4.01(1)           Form of Common Stock Certificate
5.01              Opinion of Baker & McKenzie
23.01             Consent of Independent Public Accountants
23.02             Consent of Baker & McKenzie (included in opinion filed as
                  Exhibit 5.01)
24.01             Power of Attorney (contained in Signature Page)

-------------------------------
(1) Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.